Principal
  Financial                                                       Principal Life
  Group                                                        Insurance Company
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July 19, 2001



Board of Directors
Principal Life Insurance Company
711 High Street
Des Moines, IA  50392

Re:      Variable Life Separate Account

Dear Board of Directors:

The Variable Life Separate Account was established by the Board of Directors of Principal Life Insurance Company as a separate account for assets applicable to variable life insurance policies. It was established pursuant to the then existing provisions of the Code of Iowa applicable to the establishment of separate accounts by Iowa domiciled life insurance companies and was supervised by the office of General Counsel of the Company. I, or attorneys under my supervision, have supervised the preparation of the Registration Statement on Form S-6 to be filed by Principal Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the Principal Variable Universal Life Accumulator Policies.

It is my opinion that:

1. The Variable Life Separate Account is a separate account of the Company duly created and validly existing pursuant to Iowa law.

2. The Principal Variable Universal Life Accumulator Policy, when issued in accordance with the Prospectus contained or referred to in the Registration Statement and upon compliance with applicable local law, will be the legal and binding obligation of the Company enforceable in accordance with its terms.

3. All income and expenses and all gains and losses, whether or not realized, of the Variable Life Separate Account, shall be credited to or charged against the Variable Life Separate Account, without regard to income and expenses or gains and losses of the Company.


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Board of Directors
Page 2
July 19, 2001



4. The assets of policies participating in a Division of the Variable Life Separate Account shall not be charged with any liabilities arising from any other business conducted by the Company.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours

/s/Karen E. Shaff

Karen E. Shaff
Senior Vice President
  and General Counsel

KES/ap